Exhibit 3.1
[CERTIFICATE OF STAMP]
ARTICLES OF INCORPORATION
OF

EXIT, INC.
          We, the undersigned natural persons of the age of twenty-one or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:
ARTICLE I
NAME
The name of the corporation is EXIT, INC.
ARTICLE II
PERIOD OF DURATION
The period of duration of the corporation is perpetual.
ARTICLE III
PURPOSE:
          The purposes for which the. Corporation is organized are:
          1. To engage in all phases of mining, oil and gas, industry, property and nature resources development.
          2. To engage in any other lawful business authorized by Title 16 of the Utah Code.
          3. To subscribe for, purchase or otherwise acquire, underwrite, obtain an interest in, own, hold, pledge, hypothecate, mortgage, assign, deposit, create trusts with respect thereto, to sell, exchange or otherwise dispose of and generally deal in and with property and securities of every kind and description of any government, state, territory, district, municipality or other political or government division or subdivision, body politic, corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization or unity, wheresoever located in or organized under the laws in any geographical Location -whatsoever including, without limiting the generality of the foregoing, stock, shares, voting trust certificates, bonds, mortgages, debentures, notes, land trust certificates, warrants, rights, scripts, further payments or assessments, to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any such securities, including the right to vote thereon, and otherwise act with respect thereto.

          4. To carry on and conduct a general business, to act and appoint others to act as general agent, special agents, broker, factor, manufacturer’s agent, purchasing agent, sales agent,. distributing agent, representative and commission merchant for individuals, firms, associations and corporation, and the distribution, delivery, purchase and sale of goods, wares, merchandise, property, commodities and articles of commerce of every kind and description, and in selling, promoting the sale of, advertising and introducing, and contracting for the sale, introduction, advertisement and use of services of all kinds relating to any and all kinds of businesses and for any and all purposes.
          5. To specifically act as a franchise agent for the sale and service of all types of commodities.
          6. To acquire by purchase, exchange or otherwise, all or any part of any interest in the properties, assets, business and good will of any one or more persons, firms, association or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of this state, to pay for the same in cash, property of its own or other securities, to hold, operate, organize, liquidate, sell, purchase on contracts, trust deeds or mortgages, or in any manner dispose of for a whole, or any part thereof, and in connection therewith, to assume or guarantee performances of any liabilities, obligations or contracts of such persons, firms, associations or other corporations, and to conduct the whole or any part of any business so acquired.
          7. To borrow or raise monies for any of the purposes of the Corporation from time to time without limit as to amount, to draw, make, accept, endorse, guarantee, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and non-negotiable instruments and other evidences of indebtedness, and to secure the payment there, of and of the interest thereon by mortgage on, or pledge, conveyance or assignment, in trust of the whole or any part of the assets of the corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter required.
          8. To acquire property by purchase of property at tax sales, or to assume mortgages, trust deeds, or to acquire land by real estate contracts, and to acquire real property in any other manner prescribed by law and authorized under the laws of the State of Utah or any other state in the United States.

          9.   To lend and advance monies or give credit for corporate purposes with or without requiring interest or any security for the payment thereof.
          10. To purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of shares of its own capital stock; but any purchase of its own shares of stock, whether direct or indirect, shall be made only to the extent of unreserved and unrestricted capital surplus available therefor, if permitted by the Utah Corporation Act and other applicable law and these Articles of Incorporation.
          11. To become a party to any lawful arrangement for sharing of profits, or to any union of interest, reciprocal concession, partnership, syndicate, entity or any governmental, municipal or public authority, domestic or foreign, in carrying on of any business which the corporation is authorized to carry one, or any business or transaction deemed necessary, convenient or incidental to the carrying out of any other purpose of the corporation.
          12. To organize and create for the benefit of its employees a duly qualified profit sharing or pension plan.
          13. To such extent as a corporation organized under the Business Corporation Act of the State of Utah may now or hereafter lawfully do, to do either as principal or agent, and either alone or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, in connection with or incident to the accomplishment of any other purposes, or the attainment of any one or more of the objects herein enumerated or designed, directly or indirectly, to promote the interest of this Corporation or to enhance the value of its properties, and in general to do any and all things, and exercise any and all powers, rights, privileges which a corporation may now or may hereafter be organized to do or to exercise under the Business Corporation Act of the State of Utah or under any act amendatory thereof, supplemental thereto or substitued in the stead thereof.
          14. The foregoing clauses shall be construed as powers as well as objects and purposes; and the matters in each clause shall, unless otherwise expressly provided, be in no way limited by reference to or inference from the terms of any other clause or section but shall be regarded as independent projects, purposes and powers; and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the corporation, nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.
ARTICLE IV
AUTHORIZED SHARES
          This corporation is authorized to issue one class of common stock. The total authorized common stock of this Corporation shall be Two Hundred Million (200,000,000) shares of Twenty-five One-Hundred-Thousandths of a Cent ($.00025) par value per share. These shares shall bear voting rights and share equally in distribution of profits of the Corporation.
ARTICLE V
PRE-EMPTIVE RIGHTS
          No stockholder of the Corporation shall, because of ownership of stock, have a pre-emptive or other right to purchase, subscribe for or take part of any stock, or any part of the notes, debentures, bonds or other securities convertible into or carrying options for warrants to purchase stock of the Corporation issued, optioned or sold by it after its incorporation, except as may be otherwise stated in these Articles of Incorporation. Any part of the capital stock and any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase stock of the Corporation authorized by these Articles of Incorporation or by an amended certificate duly filed, may at any time be issued, optioned for sale and sold or disposed of by the Corporation, pursuant to resolution of its Board of Directors, to such persons and upon such terms as may to such Board seem proper, without first offering such stock or securities or any part thereof to existing stockholders.
ARTICLE VI
COMMENCEMENT OF BUSINESS
          This Corporation shall not commence business until at least One Thousand Dollars ($1,000.00) has been received by its as consideration for the issuance of shares.
ARTICLE VII
VOTING OF SHARES
          Each outstanding share of the common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders. At each election for directors each shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him or it for as many persons as there are directors to be elected and for whose election he or it has a right to vote, but the shareholders shall have no right whatsoever to accumulate his or its votes with regard to such election.
ARTICLE VIII
PROVISIONS FOR REGULATION OF THE
INTERNAL AFFAIRS OF THE CORPORATION
          1. Meetings of Shareholders. All meetings of the shareholders of the Corporation shall be held at such place, either within or without the State of Utah, as may be provided in the Bylaws of the Corporation. In the absence of any such provision all such meetings shall be held at the registered office of the Corporation.
          2. Quorum of Shareholders. Unless otherwise provided in the Act or other applicable law, a majority of the shares of the common stock of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders of the Corporation.
          3. Meetings of Directors. Meetings of the Board of Directors of the Corporation, whether regular or special, may be held either within or without the State of Utah, and upon such notice as may be prescribed in the Bylaws of the Corporation.
          4. Quorum of Directors. The number of Directors of the Corporation which shall constitute a quorum for the transaction of business at any meeting of the Board of Directors shall be fixed in the Bylaws of the Corporation.
          5. Designation of Committees by the Board of Directors. The Board of Directors may, by a resolution or resolutions passed by a majority of the whole Board, designate a committee or committees consisting of not less than three (3) directors which committee or committees, to the extent provided in such resolution or resolutions, shall have and may exercise all the authority so provided, but the designations of such committees and the delegation thereto for such authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or by him by law.

          6. Bylaws of the Corporation. The initial Bylaws of the Corporation shall be adopted by its Board of Directors; thereafter, unless otherwise provided in the Act, Bylaws of the Corporation may be adopted, amended or repealed, either by the shareholders or by the Board of Directors, except that (a) no Bylaws adopted or amended by the shareholders shall be altered or repealed by the Board of Directors, and (b) no Bylaws shall be adopted by the Directors which shall require more than a majority of the shareholders for a quorum at a meeting of the shareholders of the Corporation, or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with the Act, other applicable laws and these Articles of Incorporation.
          7. Vacancy in the Board of Directors. Any vacancy occurring in the Board of Directors may be filled by affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall also be filled by the Board of Directors, such appointment to be until the next annual meeting or a special meeting of the shareholders called for the purpose of electing a directors to the office so created.
          8. Shareholders of Record. The name and address of each shareholder of record of the capital stock of the Corporation as they appear in the stock records of the Corporation shall be conclusive evidence as to who are the shareholders who are entitled to receive notice of any meetings of the shareholders, to vote at such meetings, to examine a complete list of the shareholders who may be entitled to vote at such meetings, to own, enjoy and exercise any other rights and privileges which are based upon the ownership of these shares of common stock of the Corporation.
          9. Books and Records. The Corporation shall keep complete and correct books and records of account and shall keep minutes of the proceedings of its shareholders’ and Board of Directors’ meetings and shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of its shareholders, giving names and addresses of all shareholders and the number of shares of the Corporation held by each. No shareholder shall have the right to inspect any such books and records except as conferred by the Act or other applicable law, unless authorized to do so by resolution or resolutions of the shareholders or the Board of Directors.
          10. Working Capital. The Board of Directors of the Corporation shall have the power from time to time to fix and determine and to vary the amount which is to be reserved by the Corporation as working capital; and before the payment of any dividends or the making of any distribution of profits, it may set aside out of net profits or earned surplus of the Corporation, such sums or sum as it may from time to time in its absolute discretion deem to be proper, whether as a reserve fund to meet contingencies or for the equalizing of dividends, or the repairing or maintenance of any property of the Corporation, or for an addition to stated capital, capital surplus, earned surplus or for any corporate purpose which the Board of Directors shall deem to be in the best interests of the Corporation, Subject only to such limitations as the Bylaws of the Corporation may from time to time impose.
          11. Compensation of Directors. The Board of Directors of the Corporation may, provided the Bylaws of the Corporation so provide, make provision for reasonable compensation to its members for their services as directors and establish the basis and conditions upon which such compensations shall be paid. Any director of the Corporation may also serve the Corporation in any other capacity and receive proper compensation therefor.
          12. Qualification of Directors. The Directors of this Corporation need not be stockholders.
          13. Number of Directors. The exact number of directors may from time to time be specified by the Bylaws at not less than three (3) nor more than nine (9). When the Bylaws do not specify the exact number of Directors, the number of Directors shall be three (3).
          14. Reliance Upon Others. A Director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of assets, liabilities or net profits of the Corporation, or any other accounts relevant to the existence and amount of surplus or other funds from which dividends might be declared and paid.
          15. Reliance Upon Others — Prudent Conduct. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Corporation in good faith if such person (a) exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (b) took or omitted to take such action in reliance upon advice of counsel for the Corporation or upon statements made or information furnished by officers or employees of the Corporation which he had reasonable grounds to believe, or upon a financial statement of the Corporation prepared by an officer or employee of the Corporation in charge of its accounts, or certified by a public accountant or firm of public accountants.
          16. Contracts with Interested Directors — Disclosure and Voting. A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing with or contracting with the Corporation, either as a vendor, purchaser or otherwise, so long as such transaction shall not conflict with his obligations and duties to the Corporation as a corporate officer; nor in the absence of fraud shall, insofar as permitted by the Act or any other applicable statute, any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director or any firm of which a director is a member, or any corporation of which any director is an officer, director or stockholder is in any way interested in such transaction or contract; provided that at the meeting of the Board of Directors or of a committee thereof, having authority in the premises to authorize or confirm such contract or transaction, the interest of such director, firm or corporation is disclosed or made known, and there shall be present a quorum of the Board of Directors or of the directors constituting such committee and the contract or transaction shall be approved by a majority of such quorum which majority shall consist of directors not so interested or connected. Nor shall any director be liable to account to the Corporation for any profit realized by him from or through any such transaction or contract of the Corporation, ratified or approved as herein provided, by reason of the fact that he or any firm of which he is a member or any corporation of which he is a stockholder, director or officer was interested in such transaction or contract.
          Directors so interested may be counted when present at meetings of the Board of Directors or of such committee for the purpose of determining the existence of a quorum. Each and every person who is or may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from those contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested. Any contract, transaction or act of the Corporation or of the Board of Directors or of any committee which shall be ratified by a majority in interest of a quorum of the shareholders having voting power shall be as valid and binding as though ratified by each and every stockholder of the Corporation; but this shall not be constituted as requiring the submission of any contract to the shareholders for approval. This section shall not be construed to abrogate duty of an officer with the scope of his employment to present to the Corporation all such reasonable opportunities which the Corporation would be entitled to take advantage of within the scope of its then current business purposes or within the scope of these Articles of Incorporation as applied to its then existing relevant situation; and no director or officer or committee member of any committee established pursuant to these Articles shall, while serving in such capacity, discover an opportunity which is reasonable within the scope and framework of the activity of the Corporation and take personal benefit or gain from that discovery by hypothecating the opportunity to the Corporation in exchange for stock or consideration above or beyond the normal compensation to which he would be entitled within the scope and framework of his employment contract. The foregoing provision shall not be construed to prevent the Board of Directors at a duly constituted meeting from declaring a bonus to any such officer or director which is fairly and reasonably related to the benefit initiating” a transaction whereby the Corporation shall directly take advantage of such corporate opportunity.
          17. Ratification of Act of Directors. The directors may submit any contract or transaction for approval at any annual meeting of the shareholders or at any special meeting of the stockholders called for that purpose; and any contract or transaction so approved by a majority vote of a quorum of the stockholders at such meeting shall be binding upon the Corporation and all its stockholders, whether or not the contract or transaction would otherwise be subject to attack because of the interest of any of the directors of the Corporation or for any other reason.
          18. The Corporation may in its Bylaws make any other provisions or requirements for the management of the business of the Corporation provided the same are not inconsistent with the provisions of these Articles of Incorporation or contrary to the law of the State of Utah or of the United States.
          19. The Corporation may issue and sell its authorized shares without par value from time to time in the absence of fraud in the transaction for such considerations as may from time to time be fixed by the Board of Directors, and sell and dispose of any stocks having a par value for such consideration permitted by law, as the Board of Directors may from time to time determine without other authority, consent or vote of the stockholders of the Corporation or any class or classes.
          20. Amendments to these Articles of Incorporation. The Corporation reserves the right to amend, alter or repeal or to add any provisions to these Articles of Incorporation in any manner now or hereafter prescribed by law or to vote exceptions thereto at a duly constituted shareholders meetings called for that purpose.
          21. Assistant Treasurer. The Assistant Treasurer of the Corporation shall be corporate counsel whose sole responsibility, other than legal duties, shall be to file the annual report.
ARTICLE IX
INITIAL REGISTERED OFFICE AND INITIAL REGISTERED AGENT
          1. The address of the initial principal office of the Corporation is 230 West 400 South, #201, Salt Lake City, Utah 84101.
          2. The name and address of the initial registered agent is Edward T. Wells, 1220 Continental Bank Building, Salt Lake City, Utah.
ARTICLE X
DIRECTORS
          1. Initial Board of Directors. The initial Board of Directors of the Corporation shall consist of three (3) members, and their respective names and addresses are:

Name	Address

George R. Jensen	2263 Cottonwood Circle Salt Lake City, Utah 84117

Ronald D. Burnett	1420 Sandpiper Way Salt Lake City, Utah 84117

Craig Carpenter	7412 Rosalind Circle Salt Lake City, Utah 84121
which directors shall hold office until the first meeting of the shareholders of the Corporation and until their successors shall have been elected and qualified.
          2. Subsequent Board of Director. At the first meeting of the stockholders of the Corporation and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting of the shareholders. Each director so elected shall hold office for the term of which he is elected or until his successor shall have been elected and qualified. Directors need not be residents of the State of Utah or shareholders of the Corporation.
ARTICLE XI
INCORPORATORS
The name and address of each incorporator is:

Name	Address

George R. Jensen	2263 Cottonwood Circle Salt Lake City, Utah 84117

Ronald D. Burnett	1420 Sandpiper Way Salt Lake City, Utah 84117

Craig Carpenter	7412 Rosalind Circle Salt Lake City, Utah 84121
ARTICLE XII
LIABILITY OF DIRECTORS, OFFICERS, COMMITTEEMEN
AND INCORPORATORS, RECORDS, BOOKS AND ACCOUNTS
          It is the intention of the incorporators, present shareholders and future shareholders and all present and future officers of the Corporation that a full and adequate set of records, books and accounts be kept with respect to all phases of corporate activities and particularly with respect to the economic activities of the Corporation. Any directors, officers, committeemen, present or future, and the incorporators of this corporation shall by virtue of their agreement to act in such capacity, become liable for a failure to keep proper books, records and statements of account as heretofore specified, and it shall be presumed that if such books and accounts are not kept that any loss accruing to the Corporation shall be as a direct failure to keep such records and books of account. It is assumed and intended that any person acquiring stock in this corporation shall do so in reliance upon the representation and fact that such books, accounts and records have been kept, are being kept and shall in the future be kept with respect to all phases of activity in this corporation. All officers, directors, committeemen and incorporators agree that they shall be jointly and severally liable for such failure to keep books, records and accounts as heretofore specified during the period of time which they are in office with respect to incorporators, their liabilities shall flow for a period of time consisting of the first four (4) months of operation of the Corporation. This Article is included in these Articles of Incorporation because it is the intention of the incorporators, officers, directors and stockholders that such books, records and accounts be kept and it is their opinion that the failure to keep such books will likely lead to a financial failure of the Corporation and lead to other related liabilities and it is also their opinion that the keeping of such records, books and accounts shall materially enhance the possibilities that the Corporation shall function on a profitable basis, Adequate books, records and accounts for the purpose of this Article shall be those books, records and accounts which a reasonably prudent certified public accountant would recommend for a corporation of like size, purpose and function. In the event that anyone shall claim liability in this regard, he shall first submit his claim to the Board of Directors of the Corporation in writing and allege such failure with specificity. The person complaining under the terms of this Article shall submit the name of a certified public accountant whom he has chosen as an arbitrator for the purpose of determining whether or not adequate books and records of accounts have been kept according to the foregoing definition. The Board of Directors shall appoint a certified public accountant for such purpose within ten (10) days after the submission in writing by the complaining party, and the certified public accountant so chosen shall choose a third certified public accountant and threse three (3) shall expeditiously proceed to arbitrate the questions as to whether or not adequate books and records of accounts have been kept during the period of time. If, for any reason, the foregoing procedure fails to reach a result or conclusion wit-in a reasonable period of time after a good faith attempt by the parties concerned, then the aggrieved party (either the Board of Directors or the complaining party) shall have the right to institute immediate action in a court of appropriate jurisdiction to enforce his rights under the provisions of this Article.
          Dated this 28 day of January, 1981.

/s/	George R. Jensen

George R. Jensen

/s/	Ronald D. Burnett

Ronald D. Burnett

/s/	Craig Carpenter

Craig Carpenter

STATE OF UTAH	)
	)	SS.
COUNTY OF SALT LAKE	)
          GEORGE R. JENSEN, RONALD D. BURNETT and CRAIG CARPENTER being first duly sworn, deposed and declared to me, the undersigned Notary Public, that they signed the foregoing document as Incorporators and that the statements contained therein are the truth to the best of their knowledge.
          IN WITNESS WHEREOF, I have hereunto set my seal this 28 day of January, 1981.

/s/ Edward T. Wells

NOTARY PUBLIC
Residing in Salt Lake County, Utah
My commission expires:

3/29/82

[CERTIFICATE OF STAMP]
ARTICLES OF AMENDMENT
TO
THE ARTICLES OF INCORPORATION
OF
EXIT, INC.
A Utah Corporation
     PURSUANT to the provisions of Section 16-10-57 of the Utah Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:
     First: The name of the Corporation is EXIT, INC., A Utah Corporation.
     Second: The following amendment of the Articles of Incorporation was adopted by the shareholders of the Corporation on the 12th day of April, 1984, in the manner prescribed by the Utah Business Corporation Act:
ARTICLE I
Name of Corporation
     The name of the Corporation is PARKER ENERGY TECHNOLOGY, INC., A Utah Corporation.
     Third: The number of shares of the Corporation outstanding at the time of said adoption was 72,857,100, and the number of shares entitled to vote thereon was 72,857,100.
     Fourth: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares
Common Stock	72,857,100

     Fifth: The number of shares voted for such amendment was 47,000,000 and the number of shares voted against such amendment was 390,000.
     DATED this 20th day of April, 1984.

EXIT, INC., A Utah Corporation,

BY	/s/ Craig Carpenter
Its President

BY	/s/ Helen Gordon
Its Secretary
STATE OF UTAH,
COUNTY OF SALT LAKE, ss:
     On the 28th day of April, 1984, personally appeared before me CRAIG CARPENTER and HELEN GORDON, who being by me first duly sworn did say that they are the President and Secretary, respectively, of EXIT, INC., A Utah Corporation, and that they did sign the above and foregoing Articles of Amendment on behalf of said Corporation and that said Corporation did execute the same.

[ILLEGIBLE]
NOTARY PUBLIC
My commission expires:	Residing in: [ILLEGIBLE]
10-25-87

CONSENT TO USE OF CORPORATE NAME
     The undersigned, Robert L. Parker, Jr. the President of PARKER DRILLING COMPANY, hereby consents to the use of the name PARKER ENERGY TECHNOLOGY, INC. by Exit Inc. a Utah Corporation.
     Dated this 20th of August, 1984.

/s/ Robert L. Parker, Jr.
ROBERT L. PARKER, JR.

CONSENT TO USE OF CORPORATE NAME
     The undersigned, James W. Linn, the President of PARKER DRILLING U.S.A. LTD., hereby consents to the use of the name PARKER ENERGY TECHNOLOGY, INC. by Exit Inc. a Utah Corporation.
     Dated this 20th of August, 1984.

/s/ James W. Linn
JAMES W. LINN

[CERTIFICATE OF STAMP]
ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION OF
PARKER ENERGY TECHNOLOGY, INC.
     Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.
     FIRST: The name of the corporation is Parker Energy Technology, Inc. (the “Corporation”).
     SECOND: The following amendment to the Articles of Incorporation of the Corporation was duly adopted by the stockholders of the Corporation at a meeting held June 6, 1997, in the manner prescribed by the Utah Revised Business Corporation Act, to-wit:
ARTICLE 1
     The name of the Corporation is Source Energy Corporation.
     THIRD: The amendment does not provide for an exchange, reclassification or cancellation of issued shares.
     FOURTH: The amendment was adopted by the stockholders at a special meeting held June 6, 1997, in accordance with the Utah Revised Business Corporation Act.
     FIFTH: The amendment was not adopted by the incorporators or the Board of Directors without stockholder action.
     SIXTH: (a) The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:

CLASS	NUMBER OF SHARES
Common	13,938,542
          (b) The number of shares voted for the amendment was 12,305,800, with none opposing and none abstaining.

     IN WITNESS WHEREOF, the undersigned President and Secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the Corporation under the penalties of perjury this 6 day of June, 1997.

PARKER ENERGY TECHNOLOGY, INC.

By	/s/ Timothy R. Kraft Timothy R. Kraft, President

Attest:

/s/ Craig Carpenter Craig Carpenter, Secretary

2

ARTICLES OF AMENDMENT
TO
THE ARTICLES OF INCORPORATION
OF
SOURCE ENERGY CORPORATION
     Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, the undersigned corporation (the “Corporation”) hereby adopts the following Articles of Amendment to its Articles of Incorporation:
     First: The name of the Corporation is SOURCE ENERGY CORPORATION.
     Second: The following amendment to the Articles of Incorporation was duly adopted by the board of directors of the Corporation on November 10, 2005 and was duly adopted by the shareholders of the Corporation at a meeting held on December 9, 2005:
“ARTICLE I
Name of Corporation
The name of the corporation is INNUITY, INC.”
     Third: The number and only class of shares of the Corporation outstanding at the time of said adoption was 16,371,289 shares of common stock, and the number of shares entitled to vote thereon was 16,371,289 shares of common stock. The number of shares of common stock indisputably represented at the special meeting of shareholders was 12,260,422, with 12,260,418 shares voting in favor of the amendment. The number of shares voting in favor of the amendment was sufficient to approve the amendment.
     Fourth: These Articles of Amendment shall become effective immediately upon filing.
[Signature page follows.]
[CERTIFICATE OF STAMP]

     IN WITNESS WHEREOF, the undersigned Chairman, Chief Executive Officer and Secretary, having been thereunto duly authorized, has executed these Articles of Amendment for the Corporation under penalty of perjury this 9th day of December, 2005.
SOURCE ENERGY CORPORATION

By:	/s/ John R. Wall
John R. Wall
Chairman, Chief Executive Officer and Secretary